UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

RIO VISTA ENERGY PARTNERS L.P.
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 Alton Gloor Blvd., Suite J Brownsville, Texas	98526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 16, 2009, Rio Vista Energy Partners L.P. (“Rio Vista”) received written notification from The Nasdaq Stock Market’s Listing Qualification Department stating that, for the last 30 consecutive business days, the closing bid price of Rio Vista’s common units has been below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 5550(a)(2) (the “Rule”). In accordance with Marketplace Rule 5810(c)(3)(A), Rio Vista will be provided with 180 calendar days, or until March 15, 2010, to regain compliance. If at any time before March 15, 2010, the bid price of Rio Vista’s common units closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that Rio Vista complies with the Rule. If compliance with the Rule cannot be demonstrated by March 15, 2010, Nasdaq will issue Rio Vista written notification that its common units are subject to delisting. Rio Vista will also be entitled to an additional 180 calendar day compliance period if Rio Vista can demonstrate that it meets the initial listing standards, with the exception of the Rule, for The Nasdaq Capital Market.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Rio Vista’s press release of September 17, 2009 announcing its receipt of the Nasdaq notification letter regarding Rio Vista’s non-compliance with Nasdaq Marketplace Rule 5550(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Vista Energy Partners L.P.

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary (Principal Executive,
Financial and Accounting Officer)

Dated: September 18, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 17, 2009.